EX. 99.23(i)(ii)

                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                    2nd Floor
                              Washington, DC 20036



Arthur J. Brown
(202) 778-9046
brownaj@kl.com
                                  July 2, 1999


Legg Mason Global Trust, Inc.
100 Light Street
Baltimore, MD  21202

Dear Sir or Madam:

Legg Mason Global Trust, Inc. (the "Corporation") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation dated December 31, 1992. You have requested our opinion as to certain matters regarding the issuance of certain Shares of the Corporation. As used in this letter, the term "Shares" means the Class A, and redesignated Primary Class and Navigator Class shares of common stock of Legg Mason International Equity Trust, a series of the Corporation, and Class A, Primary Class and Navigator Class of Legg Mason Europe Fund, a series of the Corporation, during the time that Post-Effective Amendment No. 16 to the Corporation's Registration Statement is effective and has not been superseded by another post-effective amendment.

        We have, as counsel, participated in various corporate and other matters relating to the Corporation. We have examined certified copies of the Articles of Incorporation and By-Laws, the minutes of meetings of the directors and other documents relating to the organization and operation of the Corporation, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that the issuance of the Shares has been duly authorized by the Corporation and that, when sold in accordance with the Corporation's Articles of Incorporation, By-Laws and the terms contemplated by Post-Effective Amendment No. 16 to the Corporation's Registration Statement, the Shares will have been legally issued, fully paid and nonassessable by the Corporation.

Legg Mason Global Trust, Inc.
July 2, 1999
Page 2


        We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 16 to the Corporation's Registration Statement on Form N-1A (File No. 33-56672) being filed with the Securities and Exchange Commission. We also consent to the reference to our firm in the Statement of Additional Information filed as part of the Registration Statement.



                                              Sincerely,

                                              KIRKPATRICK & LOCKHART LLP

                                              /s/ Arthur J. Brown
                                              -------------------
                                              Arthur J. Brown